SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2007
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 5, 2007 Celanese Corporation (“Celanese”) announced that its subsidiaries Crystal US Holdings 3 L.L.C., Crystal US Sub 3 Corp. (together “the Crystal entities”) and Celanese US Holdings LLC (“Celanese LLC,” and together with the Crystal entities, the “Issuers”) (formerly BCP Crystal US Holding Corp.) would commence on March 6, 2007 cash tender offers (the “Tender Offers”) with respect to any and all of the outstanding 10% Senior Discount Notes due 2014 and 10 1/2% Senior Discount Notes due 2014 of the Crystal entities (the “Senior Discount Notes”), and any and all of the outstanding 9 5/8% Senior Subordinated Notes due 2014 and 10 3/8% Senior Subordinated Notes due 2014 of Celanese LLC (the “Senior Subordinated Notes,” and together with the Senior Discount Notes, the “Notes”).
     In conjunction with the Tender Offers, the Issuers solicited consents to amend certain provisions of the related indentures. Upon receipt of the requisite consents required by the consent solicitations, on March 21, 2007, (i) the Crystal entities, Celanese, as guarantor, and The Bank of New York, as Trustee, entered into a Second Supplemental Indenture with respect to the Senior Discount Notes (the “Crystal Supplemental Indenture”) and (ii) Celanese LLC, Celanese Holdings LLC, as parent guarantor, the entities set forth on a schedule thereto and The Bank of New York, as Trustee, entered into a Third Supplemental Indenture with respect to the Senior Subordinated Notes (the “Celanese LLC Supplemental Indenture,” and together with the Crystal Supplemental Indenture, the “Supplemental Indentures”).
     The Crystal Supplemental Indenture eliminates the restrictive covenants related to the following: reports and other information; limitation on incurrence of indebtedness and issuance of preferred stock; limitation on restricted payments; dividend and other payment restrictions affecting subsidiaries; asset sales; transactions with affiliates; change of control; compliance certificate; further instruments and acts; liens; business activities; and liquidated damages notices. The Crystal Supplemental Indenture also eliminates (i) the restriction against consolidation, merger or sale of assets of the Crystal entities; (ii) substantially all of the events of default (with the exception of those related to the payment of principal and interest); and (iii) certain conditions to defeasance.
     The Celanese LLC Supplemental Indenture eliminates the restrictive covenants related to the following: reports and other information; limitation on incurrence of indebtedness and issuance of preferred stock; limitation on restricted payments; dividend and other payment restrictions affecting subsidiaries; asset sales; transactions with affiliates; change of control; compliance certificate; further instruments and acts; liens; limitation of other senior subordinated indebtedness; and business activities. The Celanese LLC Supplemental Indenture also eliminates (i) the restriction against consolidation, merger or sale of assets of Celanese LLC or a guarantor; (ii) substantially all of the events of default (with the exception of those related to the payment of principal and interest), (iii) certain conditions to defeasance; and (iv) Celanese LLC’s obligation to cause its subsidiaries to become guarantors on a going-forward basis and to execute a supplemental indenture for future guarantors.
     The Supplemental Indentures became effective upon execution on March 21, 2007, and will become operative at such time as the applicable Issuer notifies the tender agent for the

Tender Offers that the applicable Notes are accepted for purchase following the expiration of the Tender Offers on April 2, 2007.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Supplemental Indentures, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.
Item 3.03. Material Modification of Rights of Security Holders.
     The information included in Item 1.01 of this report is incorporated by reference into this Item 3.03.
Item 8.01. Other Events.
     On March 20, 2007, Celanese issued a press release announcing the pricing of the Tender Offers and the results of the Tender Offers following the expiration of the consent time at 5:00 p.m., New York City time, on March 19, 2007. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of March 21, 2007, among Crystal US Holdings 3 L.L.C., Crystal US Sub 3 Corp., Celanese Corporation, and The Bank of New York, as Trustee.

4.2	Third Supplemental Indenture, dated as of March 21, 2007, among Celanese US Holdings LLC, Celanese Holdings LLC, the entities set forth in the schedule thereto, and The Bank of New York, as Trustee.

99.1	Press Release dated March 20, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Kevin J. Rogan
	Name:	Kevin J. Rogan
	Title:	Assistant Secretary

March 27, 2007

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of March 21, 2007, among Crystal US Holdings 3 L.L.C., Crystal US Sub 3 Corp., Celanese Corporation, and The Bank of New York, as Trustee.

4.2	Third Supplemental Indenture, dated as of March 21, 2007, among Celanese US Holdings LLC, Celanese Holdings LLC, the entities set forth in the schedule thereto, and The Bank of New York, as Trustee.

99.1	Press Release dated March 20, 2007.